UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2016, the Board of Directors (the “Board”) of Coca-Cola Bottling Co. Consolidated (the “Company”) approved certain amendments to the Company’s Bylaws (as amended, the “Bylaws”), effective immediately, to adopt an advance notice provision for stockholder proposals and director nominations and to make certain ministerial changes.

The advance notice provision, Section 9 of Article II, sets forth the procedural requirements with which a stockholder presenting a stockholder proposal or making a director nomination must comply, including (i) the timing within which notice of any stockholder proposal or nomination must be received by the Company’s Secretary and (ii) the representations and information that must be included in such notice regarding the stockholder making the proposal or nomination and the business or director nominee being proposed.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To
3.1	Bylaws of Coca-Cola Bottling Co. Consolidated, as amended and restated.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: August 25, 2016	By:	/s/ Umesh M. Kasbekar
Umesh M. Kasbekar
Vice Chairman and Secretary

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: August 24, 2016	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To
3.1	Bylaws of Coca-Cola Bottling Co. Consolidated, as amended and restated.	Filed herewith.